STOCKHOLDERS' AGREEMENT


     This Stockholders' Agreement (the "Agreement") is made and entered into as of this 27th day of February 2001 by and among (i) NCT Group, Inc., a Delaware corporation ("NCT"), (ii) the holders of Series A Preferred Stock of NCT Networks, Inc. signatory hereto ( the "Series A Holders"), and (iii) NCT Networks, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. In connection with the proposed issuance of Series A Preferred Stock, par value $0.10 per share (the "Preferred Stock") of the Company for the benefit of Teltran International Group, Ltd., a Delaware corporation, pursuant to a Stock and Asset Purchase Agreement dated January 24, 2001 (the "Purchase Agreement"), the parties hereto would like to accommodate their interests and relationship in the matters as set forth in the Purchase Agreement with respect to the holding, voting, acquisition and transfer by the Stockholders (as defined below) of the Preferred Stock and the common stock of the Company, par value $0.001 per share (the "Common Stock") issuable upon conversion of the Preferred Stock (the "Restricted Common" and collectively with the Preferred Stock, the "Covered Securities"). The Company and the signatories hereto intend and agree that this Agreement shall become effective and be binding upon them upon the closing of the Purchase Agreement.

     B. All terms not defined herein, shall have the meanings set forth in the Purchase Agreement and the Certificate of Designations (as defined below).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Application to Stockholders. For purposes of this Agreement, the term "Stockholders" as used herein shall mean (i) the Series A Holders and (ii) any successors or assigns thereof that receive Covered Securities other than through transfers on a Principal Market.

     2. Voting of Restricted Common. Each Stockholder shall cause the Restricted Common to be voted at any meeting of the stockholders of the Company or, in any consent in lieu of such a meeting, as recommended by a majority of the Board of Directors of the Company to the common stockholders of the Company, including with respect to the election of Directors.

     3. Standstill Agreement. The Stockholders covenant and agree that, without the prior written consent of the Board of Directors of the Company and other than with respect to the conversion of the Preferred Stock, the Stockholders shall not, directly or indirectly, alone or through or with others: (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company, or any successor to or person in control of the Company, or any subsidiary or division thereof or of any such successor or controlling person;
(b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the U.S. Securities and Exchange Commission ("SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, or seek to influence or control the policies or management of the Company or any subsidiary or a division thereof; (c) make any public announcement with respect to a proposal for, or submit an offer of (with or without conditions), any extraordinary transaction involving the Company, any of its subsidiaries or divisions or of any of their respective securities or assets; (d) form, join or in any way participate in a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in connection with any of the foregoing; (e) publicly request the Company or any of its Representatives, directly or directly, to amend or waive any provision of this paragraph; or (f) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing. The references in this paragraph to the rules of the SEC and the Exchange Act shall apply for all purposes under this Agreement whether or not the Company has registered a class of securities under Section 12 of the Exchange Act.

     As used in this Agreement, the term "Representative" means, as to any person, such person's subsidiaries and other affiliates and its, his or her directors, officers, employees, partners, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons, and the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership or other entity or individual.

     4. Private Transactions. Nothing herein shall restrict a Stockholder from selling, transferring or otherwise disposing of any Covered Securities in any privately negotiated transactions, provided that the purchaser, transferee or other successor or assignee of such Stockholder execute and deliver a copy of this Agreement to the Company as a signatory hereto. Any person or entity acquiring Covered Securities in any privately negotiated transaction shall be deemed a successor of a Stockholder for purposes of this Section 4 whether as a direct, indirect or multiple successor of such Stockholder.

     5. Principal Market Transactions. Notwithstanding anything to the contrary in this Agreement, the Stockholders are permitted to transfer (an "Exempt Transfer") Restricted Common in transactions negotiated through and reported on, any Principal Market in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertibles Preferred Stock of the Company as filed with the Delaware Secretary of State on February 23, 2001 (the "Certificate of Designations"). The term "Principal Market" as used herein shall mean any exchange or other market for the trading of securities by the public anywhere in the world, and as to which the Company has listed its Common Stock for trading.

     6. Legends; Removal. To assist in effectuating the provisions of this Agreement, certificates for all Covered Securities will contain a legend to reflect that such shares of the Covered Securities are subject to this Agreement, which shall remain thereon until such shares of Restricted Common have been sold, transferred, or disposed of in an Exempt Transfer. The Company shall deliver, or cause its Transfer Agent to deliver, unlegended certificates for shares of Restricted Common to a Stockholder or its designees within the settlement period for transactions in securities on any Principal Market on which such shares of Restricted Common have been sold or transferred in an Exempt Transfer, upon receipt from the Stockholder or its broker-dealer of written confirmation that the sale or transfer of such shares of Restricted Common was conducted in accordance with the rules, regulations and applicable laws of such Principal Market.

     7. Termination of Agreement. This Agreement shall be in effect until such time when all shares of Restricted Common held by the Stockholders or their successors and assigns have been transferred through an Exempt Transfer.

     8. Special Remedy and Specific Performance.

     (a) In the event of a Breach (as hereinafter defined), the Company may, at its option, purchase (or, at its option, cause a Representative designated by the Company to purchase) any number of shares of Restricted Common then beneficially owned, directly or indirectly, by the Stockholder in Breach at a price per share equal to the average final trading price (or if the final trading price is not available, the final bid price) as reported on the Principal Market, by Bloomberg (or if applicable the London SEATS System) for the five consecutive trading days ending the last trading day before the Breach Date (as hereinafter defined) (or if the Common Stock did not trade for five consecutive days on the Principal Market, the five most recent trading days prior to the Breach Date); such purchase to be effected within 30 calendar days following the Breach Date. If the Common Stock is listed for trading on more than one Principal Market, the determination of the price per share shall be based upon the Principal Market that reported the highest average daily trading volume for the period from the date the Common Stock was initially listed for trading on any Principal Market through the Breach Date. The Company may purchase such shares for, at the Company's option, cash, a promissory note having a maturity date no later than one year following the Breach Date and carrying simple interest on principal at a per annum rate of 9%, or any combination thereof. The term "Breach" means any material violation of any provisions of paragraph 2 or paragraph 3 of this Agreement. The term "Breach Date" means the date on which the Company properly gives written notice to the Stockholder of a violation which constitutes a Breach. The right contained in this subparagraph 8(a) shall not be deemed to be the exclusive remedy for a breach of this Agreement, it being understood that such right shall not be deemed to prejudice, or to operate as a waiver of, any other remedy contained in this Agreement or any other remedy to which the Company may be entitled at law or in equity.

     (b) The Stockholders acknowledge and agree that the Company and its stockholders would be irreparably injured in the event that any provision of the Agreement is breached or not performed by the Stockholders in accordance with their specific terms. Accordingly, it is agreed that each party shall be entitled to temporary and permanent injunctive relief with respect to each and any breach or purported repudiation of this Agreement by the other and to specifically enforce strict adherence to this Agreement and the terms and provisions hereof against the other in any action instituted in a court of competent jurisdiction, in addition to any other remedy which such aggrieved party may be entitled to obtain. Moreover, in the event of the breach of any of the provisions of this Agreement, timeliness in obtaining relief is of the essence.

     9. Amendments; Waiver of Terms. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by a writing signed by the parties, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) solely by a writing signed by the party against whom such waiver is to be asserted.

     10. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, prepaid first-class mail, telex, or telecopier:

                  (a)   if to the Company, to:

                        NCT Group, Inc.
                        40 Ketchum St.
                        Westport, CT  06880
                        Fax:  (203) 226- 4338
                        Attention: Cy E. Hammond

                        with a copy to:

                        Latham & Watkins
                        555 Eleventh Street, N.W.
                        Washington, D.C. 20004
                        Fax (202) 637-2201
                        Attention: William P. O'Neill

                  (b) if to the Stockholders, to:

                        Teltran International Group, Inc.
                        One Penn Plaza, Suite 3632
                        New York, New York 10119
                        Fax: (212) _____-______

                        With a copy to:

                        Parker Duryee Rosoff & Haft
                        529 Fifth Avenue
                        New York, New York 10017
                        Attn:  Michael DiGiovanna, Esq.
                        Fax:  (212) 972-9487


     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when answered back, if telexed; and when receipt acknowledged, if telecopied. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and NCT and upon the successors and assigns of the Stockholders that receive Covered Securities other than by way of an Exempt Transfer. This Agreement shall not be binding upon a successor or assigns of the Stockholders that receive Restricted Common in any Exempt Transfer.

     12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     14. Governing Law; Choice of Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within that state.

     15. No Implied Waiver; Remedies. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The remedies provided herein are cumulative and non-exclusive, and shall not preclude a party from seeking any other remedy available to it in law or equity.

     16. Entire Agreement. This Agreement, the Purchase Agreement and the Certificate of Designations of even date between the parties are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the Certificate of Designations of even date between the parties supersede all prior agreements and understandings between the parties with respect to such subject matter.

     17. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     18. Severability. In the event that any provision contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     In witness whereof, the parties have executed this agreement as of the date hereof.



                                          The Company


                                          By:______________________________
                                             Irene Lebovics, Secretary


                                          NCT Group, Inc.


                                          By:______________________________
                                             Irene Lebovics, Secretary


                                          The Stockholders:


                                          Teltran International Group, Ltd.


                                          By:______________________________